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                                                                    EXHIBIT 12.2

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)
                                   (UNAUDITED)

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
                                                                     THREE MONTHS ENDED
                                                                       MARCH 31, 2005
                                                                     ------------------
Income from continuing operations                                           66,652

Income taxes for continuing operations                                      63,064

Minority interest income                                                        (9)

Capitalized interest                                                          (930)
                                                                           -------
                                                                           128,777
                                                                           -------

Fixed charges, as defined:

  Interest                                                                 182,560

  Capitalized interest                                                         930

  Interest component of rentals charged to operating expense                 3,086
                                                                           -------
  Total fixed charges                                                      186,576
                                                                           -------

Earnings, as defined                                                       315,353
                                                                           =======

Ratio of earnings to fixed charges                                            1.69
                                                                           =======
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